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                                                                    Exhibit 10.9

$500,000.00                                                 September ___, 1996



                  FOR VALUE RECEIVED, the undersigned, DICKINSON HOLDING CORP., a Delaware corporation ("Maker"), promises to pay to the order of Synergistic Holdings Corp., a Delaware corporation ("Payee"), ON DEMAND, the principal sum of $500,000.00, together with interest on the principal amount of this Note outstanding from time to time, until such principal amount is fully paid, at the rate of 6%. This Note shall be payable in lawful money of the United States of America at the office of Payee, or at such other place as the holder of this Note may designate by writing to Maker from time to time.

                  To secure the payment of this Note in accordance with its terms, Maker hereby grants to Payee a continuing security interest in all of Maker's right, title and interest in, and pledges to Payee, 250,000 shares of common stock of Synergistic Holdings Corp. In the event Maker shall default in the payment of this Note in accordance with its terms, the holder of this Note shall have, in respect of such collateral, the rights of secured party after default under the Uniform Commercial Code as in effect in New York from time to time, and any other rights or remedies otherwise available under New York law.

                                         DICKINSON HOLDING CORP.


                                         By: ____________________________
                                              Name:
                                              Title:

                                         Address for Notices:
                                         405 Sixth Avenue
                                         Des Moines, Iowa  50309